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                                                                      EXHIBIT 11

                               CORVEL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS


Shares used in per share calculations were determined as follows:

                                                       Three months ended
                                                          September 30,
                                                    -------------------------
                                                       1996           1997
                                                    ----------     ----------
Weighted average common shares outstanding           4,668,000      4,194,000

Net effect of dilutive common stock options             92,000        132,000
                                                    ----------     ----------

Total common and common equivalent shares            4,760,000      4,326,000
                                                    ==========     ==========

Net Income                                          $2,092,000     $2,381,000
                                                    ==========     ==========

Earnings per common and common equivalent share     $      .44     $      .55
                                                    ==========     ==========



                                                         Six months ended
                                                           September 30,
                                                     ------------------------
                                                       1996           1997
                                                    ----------     ----------
Weighted average common shares outstanding           4,659,000      4,239,000

Net effect of dilutive common stock options            101,000        112,000
                                                    ----------     ----------

Total common and common equivalent shares            4,760,000      4,351,000
                                                    ==========     ==========

Net Income                                          $4,134,000     $4,656,000
                                                    ==========     ==========

Earnings per common and common equivalent share     $      .87     $     1.07
                                                    ==========     ==========